Exhibit 99.1

TUMBLEWEED REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2007

Redwood City, Calif., April 26, 2007 – Tumbleweed Communications Corp. (Nasdaq: TMWD), the industry’s leading pure play messaging security vendor, today reported financial results for its first quarter ended March 31, 2007.

Tumbleweed reported revenue of $15.0 million for the quarter ended March 31, 2007, compared to $15.1 million for the same period last year. Product revenue for the first quarter of 2007 was $5.9 million, compared to $7.4 million in the first quarter of 2006. Service revenue for the first quarter of 2007 was $9.0 million, up from $7.3 million in the first quarter of 2006.

Non-GAAP net loss for the first quarter of 2007 was $368,000, or $(0.01) per share, compared to non-GAAP net income of $1.5 million, or $0.03 per share, in the first quarter of 2006. Non-GAAP results exclude stock-based compensation expense and intangible asset amortization expense of $1.1 million and $417,000 for the first quarter of 2007, and $1.7 million and $831,000 for the first quarter of 2006, respectively. A reconciliation of GAAP and non-GAAP results is presented in the tables below.

On a GAAP basis, net loss for the first quarter of 2007 was $1.9 million, or $(0.04) per share, compared to a net loss of $1.0 million, or $(0.02) per share, for the first quarter of 2006.

Results for the first quarter of 2006 included an expense of $164,000 for an additional provision for excess inventory primarily due to the Company’s decision to transition certain products to a new hardware platform earlier than originally anticipated.

Cash and cash equivalents were $31.9 million at March 31, 2007 compared to $30.5 million at December 31, 2006.

"I am pleased with our overall performance and the results we achieved in the first quarter," said James P. Scullion, Chief Executive Officer of Tumbleweed. "We met our expectations for top and bottom line results, delivered our tenth consecutive quarter of positive cash flow from operations, and expanded our presence with customers in our targeted market segments."

"We are making excellent progress towards being the leader in messaging security. We have an excellent team in place and our execution has been solid. We continue to enhance our product leadership, and our customers are excited by the vision we have shared with them. Our pipeline is the highest it has ever been and is continuing to grow. I am confident that we are poised to deliver further growth in the future," concluded Scullion.

During the first quarter of 2007, Tumbleweed continued to expand its customer base and now has 2,700 customers, primarily in the financial services, health care, and government sectors.

Recent Announcements

•

Tumbleweed strengthened its field operations and sales organizations with the additions of Nicholas Hulse as Executive Vice President of Worldwide Field Operations. Hulse brings more than 20 years of sales leadership experience to Tumbleweed, most recently serving as Senior Vice President of Sales, Marketing and Channel Development at FrontBridge Technologies, a company acquired by Microsoft Corporation.

•

Tumbleweed announced a new, high performance appliance platform for its MailGate®, SecureTransport® and Validation Authority® products. The new MailGate appliance is able to process up to 1.8 million messages per hour, a new messaging security performance standard and substantial performance advantage over competing appliances. The Tumbleweed Validation Authority identity validation appliance, used for real-time validation of digital certificates, has now increased appliance performance by up to 40 percent.

•

Tumbleweed’s MailGate Secure Messenger™ solution received the Checkmark email security certification from West Coast Labs, a leading independent testing organization for information security products. MailGate Secure Messenger solution is part of the MailGate Product Suite, a family of best-in-breed solutions enabling businesses to manage inbound and outbound traffic, block threats, encrypt messages and optimize network performance.

•

Tumbleweed launched MailGate Desktop Messenger™, streamlining desktop-to-desktop message encryption for internal corporate users. Desktop Messenger and Secure Messenger secure email communications by utilizing policy based management technology to inspect all internal and outbound emails and attachments. MailGate’s policies can automatically identify IT violations set by the organization based on the content of the email and redirects suspect messages to a secure and encrypted channel.

Financial Outlook

Second Quarter of 2007:

•	The Company currently expects total revenue for the second quarter of 2007 to be between $14.8 million and $16.3 million.
•	Non-GAAP results are expected to range from a loss of $300,000, or ($0.01) per share to income of $600,000 or $0.01 per share.
•

GAAP results are currently expected to range from a net loss of $1.8 million to $900,000, or $(0.04) to $(0.02) per share, after including an estimated $1.2 million for stock-based compensation expense and $300,000 for the amortization of intangible assets.

•	Per share amounts are based on an estimated 51.2 million shares outstanding.

Full Year 2007:

•	The Company expects revenue for the full year 2007 to be between $70 million and $75 million.
•	Non-GAAP income for 2007 is expected to be in a range of $0.10 to $0.12 per share.
•

Including an estimated $4.3 million for stock-based compensation expense and the amortization of intangible assets of $1.2 million, GAAP results are expected to be in a range from a loss of $(0.01) per share to income of $0.01 per share.

•	Per share amounts are based on an estimated 51.3 million shares outstanding.

Conference Call Information

Tumbleweed management will host a conference call on Thursday, April 26, 2007 at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss the first quarter 2007 results. The call can be accessed by dialing (800) 366-7417 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available after 5:00 p.m. PDT on April 26, 2007 through May 7, 2007 by dialing (800) 405-2236 and entering pass code 11087751#. The conference call and supplemental financial information will also be available on the investor relations portion of the Tumbleweed website.

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed’s financial outlook for the second quarter of 2007 and for the 2007 year as a whole (including estimated revenue and revenue growth, income and earnings per share on both a GAAP and a non-GAAP basis), as well as Tumbleweed’s beliefs about its strategy and vision, employees, products and product leadership, productivity, and future growth. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 14, 2007, and such filings for the periods referred to above, to be filed subsequently.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein as of a later date.

Non-GAAP Information

The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes amortization of intangible assets and stock-based compensation expense.  Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and comparing Tumbleweed’s performance with that of its competitors.  The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Tumbleweed

Tumbleweed Communications Corp.(NASDAQ:TMWD), the industry’s leading pure play messaging security vendor, provides world-class innovative messaging security solutions for organizations of all sizes.  Organizations rely on Tumbleweed's solutions to securely manage their Internet communications, spanning email management to file transfers. Tumbleweed has 2,700 customers worldwide, representing industries such as Finance, Healthcare, and the U.S. Government. The world’s most security conscious organizations rely upon Tumbleweed technology including Bank of America Securities, JP Morgan Chase & Co., the U.S. Food and Drug Administration, and the U.S. Department of Defense. Our award-winning products build on 13 years of R&D and 26 security patents in the U.S. alone – many of which are licensed by other security vendors. More information can be found at www.tumbleweed.com.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Dan Gould
The Blueshirt Group	SHIFT Communications
(415) 489-2188	(415) 591 - 8428
scott@blueshirtgroup.com	dgould@shiftcomm.com

or

Tim Conley, SVP Finance and CFO

Tumbleweed Communications Corp.

(650) 216-2000

tim.conley@tumbleweed.com

Tumbleweed Communications Corp.
Condensed Consolidated Balance Sheets
March 31, 2007
(in 000s)

	3/31/2007	12/31/2006
ASSETS	(unaudited)	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$ 31,893	$ 30,511
Accounts receivable, net	8,817	12,506
Other current assets	1,939	1,938
TOTAL CURRENT ASSETS	42,649	44,955

Goodwill	48,074	48,074
Intangible assets, net	1,054	1,470
Property and equipment, net	2,112	1,820
Other assets	584	612
TOTAL ASSETS	$ 94,473	$ 96,931

LIABILITIES & EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,231	$ 1,808
Accrued liabilities	6,152	7,522
Accrued merger-related and other costs	26	97
Deferred revenue	19,548	20,003
TOTAL CURRENT LIABILITIES	26,957	29,430
LONG TERM LIABILITIES
Deferred revenue, excluding current portion	4,334	4,728
Other long term liabilities	74	63
TOTAL LONG TERM LIABILITIES	4,408	4,791
TOTAL LIABILITIES	31,365	34,221
STOCKHOLDERS' EQUITY
Common stock	52	51
Additional paid-in capital	361,630	359,238
Treasury stock	(796)	(796)
Accumulated other comprehensive income	46	29
Accumulated deficit	(297,824)	(295,812)
TOTAL STOCKHOLDERS' EQUITY	63,108	62,710
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 94,473	$ 96,931

Tumbleweed Communications Corp.
Condensed Consolidated Statements of Operations
March 31, 2007
(in 000s, except per share data)

	Three Months Ended
	March 31,
	(unaudited)
	2007	2006
REVENUES
Product revenue	$ 5,897	$ 7,425
Service revenue	9,022	7,255
Intellectual property and other revenue	96	375
NET REVENUE	15,015	15,055
COST OF REVENUE
Cost of product revenue (1)	1,756	723
Provision for excess inventory	164	-
Cost of service revenue (1)	1,899	1,539
Amortization of intangible assets	234	510
GROSS PROFIT	10,962	12,283
OPERATING EXPENSES
Research and development (1)	3,896	3,420
Sales and marketing (1)	6,617	6,453
General and administrative (1)	2,487	3,356
Amortization of intangible assets	183	321
TOTAL OPERATING EXPENSES	13,183	13,550
OPERATING LOSS	(2,221)	(1,267)
Other income, net	339	264
NET LOSS BEFORE TAXES	(1,882)	(1,003)
Provision for income taxes	13	35
NET LOSS	$ (1,895)	$ (1,038)

BASIC AND DILUTED NET LOSS PER SHARE	$ (0.04)	$ (0.02)

RECONCILIATION TO NON-GAAP NET INCOME (LOSS)
NET LOSS	$ (1,895)	$ (1,038)
Stock-based compensation expense	1,110	1,698
Amortization of intangible assets	417	831
NON-GAAP NET INCOME (LOSS)	(368)	1,491

NON-GAAP BASIC AND DILUTED NET INCOME (LOSS) PER SHARE	$ (0.01)	$ 0.03

WEIGHTED AVERAGE SHARES:
BASIC	50,841	49,662
DILUTED	50,841	49,662

(1) Stock-based compensation expense is classified as follows:

Cost of product revenue	$ -	$ 2
Cost of service revenue	26	39
Research and development	303	259
Sales and marketing	220	189
General and administrative	561	1,209
	$ 1,110	$ 1,698